                                  EXHIBIT (13)

                         COMPUTATION OF PERFORMANCE DATA

Annual Report Calculations
Equity

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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12/31/68           10.000000   8.82%   8.88%    9.18%     8.70%     1267.64%     10.17%
12/31/69  1.0090   10.090000
12/31/70  1.0763   10.859867
12/31/71  1.0766   11.691733
12/31/72  1.1340   13.258425
12/31/73  0.8989   11.917998
12/31/74  0.8047    9.590413
12/31/75  1.1985   11.494110
12/31/76  1.1680   13.425121
12/31/77  0.9116   12.238340
12/31/78  1.0726   13.126844
12/31/79  1.1587   15.210074
12/31/80  1.4147   21.517691
12/31/81  0.9707   20.887223
12/31/82  1.2874   26.890211
12/31/83  1.1849   31.862211
12/31/84  0.9912   31.581823
12/31/85  1.2369   39.063557  11.96%  12.02%   12.33%    11.83%      250.11%     13.35%
12/31/86  1.2331   48.169272
12/31/87  1.1082   53.381187
12/31/88  1.1503   61.404380
12/31/89  1.2321   75.656336
12/31/90  0.9614   72.736002  12.07%  12.13%   12.44%    11.94%      88.03%      13.46%
12/31/91  1.2018   87.414127
12/31/92  1.0754   94.005152
12/31/93  1.1409  107.250478
12/31/94  1.0025  107.518604  25.65%  25.71%   26.07%    25.51%      27.20%      27.20%
12/31/95  1.2720  136.763665
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Money Market

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 7/31/80           10.000000  6.25%   6.31%    6.89%     6.13%       208.04%     7.57%
12/31/80  1.0483   10.483000
12/31/81  1.1625   12.186488
12/31/82  1.1227   13.681770
12/31/83  1.0861   14.859770
12/31/84  1.1011   16.362093
12/31/85  1.0775   17.630155  4.44%   4.50%    5.23%     4.33%        74.72%     5.74%
12/31/86  1.0630   18.740855
12/31/87  1.0628   19.917780
12/31/88  1.0713   21.337918
12/31/89  1.0889   23.234859
12/31/90  1.0789   25.068089  2.93%   2.99%    3.28%     2.82%        22.88%     4.21%
12/31/91  1.0554   26.456861
12/31/92  1.0317   27.295544
12/31/93  1.0274   28.043442
12/31/94  1.0400   29.165179  4.32%   4.38%    4.67%     4.21%         5.62%     5.62%
12/31/95  1.0562   30.804262
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Bond

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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11/02/82           10.000000   7.70%   7.77%    8.07%     7.59%      212.58%      9.05%
12/31/82  1.0060   10.060000
12/31/83  1.0263   10.324578
12/31/84  1.1215   11.579014
12/31/85  1.2153   14.071976   6.98%   7.04%    7.34%     6.86%      122.13%      8.31%
12/31/86  1.1249   15.829566
12/31/87  1.0081   15.957785
12/31/88  1.0674   17.033340
12/31/89  1.1071   18.857611
12/31/90  1.0782   20.332276   7.64%   7.70%    8.00%     7.53%       53.74%      8.98%
12/31/91  1.1296   22.967339
12/31/92  1.0754   24.699076
12/31/93  1.1069   27.339407
12/31/94  0.9616   26.289574  17.44%  17.50%   17.83%    17.31%       18.90%     18.90%
12/31/95  1.1890   31.258304
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Omni

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 9/10/84           10.000000   9.31%   9.38%   10.22%     9.20%      232.74%     11.22%
12/31/84  1.0374   10.374000
12/31/85  1.1559   11.991307
12/31/86  1.1794   14.142547   8.78%   8.84%    9.75%     8.66%      135.28%     10.75%
12/31/87  0.9832   13.904952
12/31/88  1.1503   15.994867
12/31/89  1.1546   18.467673
12/31/90  1.0191   18.820405  10.69%  10.75%   11.07%    10.58%      76.80%      12.07%
12/31/91  1.1815   22.236309
12/31/92  1.0860   24.148632
12/31/93  1.1285   27.251731
12/31/94  0.9947   27.107297  21.25%  21.31%   21.66%    21.12%       22.75%     22.75%
12/31/95  1.2275   33.274207
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International

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 5/03/93           10.000000  15.41%  15.48%   15.80%    15.29%      51.38%      16.87%
12/31/93 1.2496    12.496000
12/31/94 1.0807    13.504427  10.73%  10.79%   11.10%    10.61%      12.10%      12.10%
12/31/95 1.1210    15.138463
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Small Cap

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 4/30/94           10.000000  31.48%  31.56%   31.92%     31.34%     61.29%      33.18%
12/31/94  1.2126   12.126000  31.38%  31.44%   31.82%     31.24%     33.01%      33.01%
12/31/95  1.3301   16.128793
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Capital Appreciation

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 4/30/94           10.000000  14.59%  14.67%   14.97%     14.46%     28.17%      16.04%
12/31/94  1.0453   10.453000  21.12%  21.18%   21.52%     20.98%     22.62%      22.62%
12/31/95  1.2262   12.817469
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Aggressive Growth

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 3/31/95           10.000000  25.78%  25.84%   26.10%    25.68%      26.95%      37.53%
12/31/95  1.2695   12.695000
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Global Contrarian

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           Fund                                        Retirement     Fund        Fund
  Year      ROR      Value    TOP A   TOP B    TOP+    Advantage   Cumulative  Annualized
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 3/31/95           10.000000  7.89%   7.95%    8.16%     7.80%       8.89%       12.05%
12/31/95  1.0889   10.889000
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